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                                                                   EXHIBIT 10.37






                             INTERCREDITOR AGREEMENT

                           DATED AS OF AUGUST 30, 2002

                                  BY AND AMONG

                      GENERAL ELECTRIC CAPITAL CORPORATION,

            AS ADMINISTRATIVE AGENT AND RECEIVABLES COLLATERAL AGENT


                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                                 as Banks' Agent

                             AVONDALE FUNDING, LLC,

                             AS RECEIVABLES SELLER,

                                       and

                              AVONDALE MILLS, INC.,

                                  as Originator



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         This INTERCREDITOR AGREEMENT dated as of August 30, 2002 (as modified, amended, restated or supplemented from time to time, this "Agreement"), by and among GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as administrative agent under the Receivables Purchase and Servicing Agreement (as hereinafter defined) (the "ADMINISTRATIVE AGENT") and in its capacity as collateral agent for the Receivables Purchasers (as defined below) (the "RECEIVABLES COLLATERAL AGENT"), WACHOVIA BANK, NATIONAL ASSOCIATION (successor by merger to Wachovia Bank of Georgia, N.A., Wachovia Bank, N.A. and First Union National Bank), in its capacity as administrative agent on behalf of the Banks (as defined below) (the "BANKS' AGENT"), AVONDALE FUNDING, LLC (the "RECEIVABLES SELLER"), and AVONDALE MILLS, INC. ("AVONDALE MILLS" or the "ORIGINATOR").

                                R E C I T A L S:

         A. The Originator has agreed to sell, transfer and assign to the Receivables Seller, and the Receivables Seller has agreed to purchase or otherwise acquire from the Originator, all of the right, title and interest of the Originator in certain Receivables pursuant to a Sale and Contribution Agreement (as amended, supplemented, modified or restated from time to time, the "RECEIVABLES SALE AGREEMENT") dated as of August 30, 2002 among the Originator, Avondale Incorporated and the Receivables Seller.

         B. The Receivables Seller, as seller, Avondale Mills in its capacity as servicer (the "SERVICER"), the Administrative Agent, the Receivables Collateral Agent and the Receivables Purchasers are parties to a Receivables Purchase and Servicing Agreement dated as of August 30, 2002 (as amended, supplemented, modified or restated from time to time, the "RECEIVABLES PURCHASE AND SERVICING AGREEMENT") pursuant to which the Receivables Purchasers have agreed, among other things, to purchase from the Receivables Seller from time to time Receivables (or interests therein) purchased by or contributed to the Receivables Seller pursuant to the Receivables Sale Agreement.

         C. The Receivables Sale Agreement and the Receivables Purchase and Servicing Agreement provide for the filing of UCC financing statements to perfect the ownership and security interest of the parties thereto with respect to the property covered thereby.

         D. Avondale Mills as Borrower (in such capacity, the "BORROWER"), the Banks' Agent and the financial institutions from time to time party thereto (collectively, the "BANKS") are parties to that certain Second Amended and Restated Credit Agreement dated as of September 28, 2000, (as amended, supplemented, modified or restated from time to time, the "CREDIT AGREEMENT").

         E. To secure the Borrower's obligations to the Banks and Banks' Agent under the Credit Agreement and other Loan Documents, the Borrower has granted to the Banks' Agent for the benefit of the Banks' Agent and the Banks a lien over, substantially all of their assets, including certain Receivables and certain inventory, and all proceeds of the foregoing.


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         F.       The parties hereto wish to set forth certain agreements with respect to the Receivables Program Assets (as hereinafter defined) and with respect to the Collateral (as hereinafter defined).

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

                             ARTICLE 1. DEFINITIONS.

         1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "BANK CLAIM" means (i) all of the indebtedness, obligations and other liabilities of the Borrower now or hereafter arising under, or in connection with, the Loan Documents including, but not limited to, all sums now or hereafter loaned or advanced to or for the benefit of the Borrower, all reimbursement obligations of the Borrower with respect to letters of credit and guarantees issued thereunder for its account, all guarantee obligations of the Borrower, any interest thereon (including, without limitation, interest accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to the Borrower, whether or not such interest is an allowed claim in any such proceeding), any reimbursement obligations, fees or expenses due thereunder and (ii) any costs of collection or enforcement of any such indebtedness, liabilities or obligations or in realizing on or protecting or preserving any security therefor.

         "BANK COLLATERAL" means all Collateral, including, without limitation, all Excluded Receivables Assets, which does not constitute Receivables Program Assets.

         "BANK EVENT OF DEFAULT" has the meaning ascribed to the term "Event of Default" in the Credit Agreement, as the same may be amended from time to time.

         "BANK INTEREST" means, with respect to any property or interest in property, now owned or hereafter acquired or created, of the Borrower, any lien, claim, encumbrance, security interest or other interest of the Banks' Agent or the Banks in such property or interests in property.

         "BANKRUPTCY EVENT" means the commencement of a case under 11 USCss.101, et seq. in which the Originator is the "debtor".

         "BILL AND HOLD ARRANGEMENT" means an arrangement confirmed in writing in which the Originator invoices the customer for goods but retains possession of such goods for a period of time; provided, that all of the following requirements are satisfied:

                  a. title to, and the risk of loss of, the goods is transferred to the customer, and the Originator's records are marked to indicate that title has passed;


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                  b.       the Originator's records are adequate to enable the
                           Originator or a third-party to identify the goods subject to such arrangement as separate from the Originator's own inventory at any time; and

                  c. the related invoice is payable on the normal due date for similar Receivables of the Originator that do not arise from a Bill and Hold Arrangement.

         "BUSINESS DAY" has the meaning ascribed to such term in Annex X to the Receivables Purchase and Servicing Agreement.

         "CLAIM" means the Bank Claim or the Receivables Claim, as applicable.

         "COLLATERAL" means all property and interests in property, now owned or hereafter acquired or created, of the Borrower in or upon which a Bank Interest is granted or purported to be granted by the Borrower to the Banks or the Banks' Agent under any of the Loan Documents.

         "COLLECTIONS" means, with respect to any Receivable, all cash collections and other proceeds of such Receivable (including late charges, fees and interest arising thereon, and all recoveries with respect to Receivables that have been written off as uncollectible) and any payments by the Originator, the Seller or the Servicer in respect thereof pursuant to the terms of the Receivables Documents but excluding, however, such proceeds received by the Originator with respect to and as consideration for the sale of the Purchased Receivables by the Originator to the Receivables Seller.

         "COMPANY CLAIM" means all of the indebtedness, obligations and other liabilities of the Receivables Seller to the Originator arising under, or in connection with, the Receivables Documents, including, but not limited to, obligations evidenced by any deferred purchase price note or other instrument, and all costs of collection or enforcement thereof.

         "CONCENTRATION ACCOUNT" has the meaning ascribed to such term in the Annex X to the Receivables Purchase and Servicing Agreement, as the same may be amended from time to time.

         "CONTRACT" shall mean any agreement (including any invoice) pursuant to, or under which, an Obligor shall be obligated to make payments with respect to a Receivable.

         "DISPOSITION" means, with respect to any assets of the Originator, any liquidation of the Originator or the Originator's assets, the establishment of any receivership for the Originator or the Originator's assets, a bankruptcy proceeding of the Originator (either voluntary or involuntary), the payment of any insurance, condemnation, confiscation, seizure or other claim upon the condemnation, confiscation, seizure, loss or destruction thereof, or damage to, or any other sale, transfer, assignment or other disposition of such assets.

         "ENFORCEMENT" means collectively or individually, for (a) any of the Administrative Agent, the Receivables Collateral Agent or the Receivables Purchasers to (i) declare the Facility Termination Date under the Receivables Documents or (ii) commence the judicial enforcement of any of the default rights and remedies under the Receivables Documents


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upon the occurrence of a Termination Event, or the nonjudicial enforcement of the rights, powers and remedies of the Administrative Agent or Receivables Collateral Agent to foreclose or otherwise realize on the Receivables Program Assets upon the occurrence of a Termination Event; or (b) any of the Banks or the Banks' Agent after the occurrence and during the continuance of a Bank Event of Default to demand payment in full of or accelerate the indebtedness of the Borrower to the Banks and Banks' Agent or to commence the judicial enforcement of any of the default rights and remedies under the Loan Documents or nonjudicial enforcement of the rights, powers and remedies of the Banks' Agent to foreclose or otherwise realize on the Collateral.

         "ENFORCEMENT NOTICE" means a written notice delivered in accordance with Section 2.5 which notice shall (i) if delivered by the Administrative Agent or the Receivables Collateral Agent, state that the Facility Termination Date has occurred, specify the nature of the Termination Event that has caused the declaration of such Facility Termination Date, and state that an Enforcement Period has commenced and (ii) if delivered by the Banks' Agent, state that a Bank Event of Default has occurred and that the payment in full of the Bank Claim has been demanded or the indebtedness of the Borrower to the Banks has been accelerated, specify the nature of the Bank Event of Default that caused such demand and acceleration, and state that an Enforcement Period has commenced.

         "ENFORCEMENT PERIOD" means the period of time following the receipt by either the Banks' Agent, on the one hand, or the Administrative Agent or the Receivables Collateral Agent, on the other, of an Enforcement Notice delivered by any of the others until the earliest of the following: (1) the Receivables Claim has been satisfied in full, none of the Receivables Purchasers have any further obligations under the Receivables Documents and the Receivables Documents have been terminated in accordance with their terms; (2) the Bank Claim has been satisfied in full, the Banks have no further obligations under the Loan Documents and the Loan Documents have been terminated in accordance with their terms; (3) the Termination Event or Bank Event of Default, as the case may be, giving rise to such Enforcement Notice has been cured or waived or no longer continues to exist and the occurrence of such cure, waiver or discontinuation has been confirmed in writing to the others by the person that gave the related Enforcement Notice (and each of the Banks' Agent, the Administrative Agent and the Receivables Collateral Agent agrees that if it has given an Enforcement Notice and the related Termination Event or Bank Event of Default has been cured or waived or no longer continues to exist, it will promptly confirm such cure, waiver or discontinuation by notice to the others), and (4) the parties each hereto agree in writing to terminate the Enforcement Period.

         "EXCLUDED RECEIVABLES" means any Receivable that is not a Purchased Receivable, including any Receivable: (a) that was generated by Avondale Mills Graniteville Fabrics, Inc., a Delaware corporation, (b) the Obligor with respect to which is: (i) an Obligor organized under the laws of any jurisdiction outside of the United States of America (including the District of Columbia but otherwise excluding its territories and possessions) or Canada or (ii) any Obligor that is a Non-Domestic Person if such Non-Domestic Person both (x) has been instructed to make payments on the Receivables owing by it to a bank account other than a Lockbox Account or the Concentration Account and (y) such Non-Domestic Person can be reasonably expected to follow such instructions or
(c) which arises out of the provision of goods or merchandise which is being held by the Originator as bailee for Key Industries, Inc..


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         "EXCLUDED RECEIVABLES ASSETS" means: (i) "Inventory Collateral" (as that term is defined in the Security Agreement referred to in the Credit Agreement), other than Purchased Assets Returned Goods; (ii) Excluded Receivables; and (iii) any Receivables or other proceeds of Inventory Collateral created or arising (x) after a Bankruptcy Event in which the Originator is the debtor (other than proceeds of Purchased Assets Returned Goods), (y) after termination of purchases under the Receivables Sale Agreement (other than proceeds of Purchased Assets Returned Goods) or (z) from the sale or other disposition of any of the Inventory Collateral (other than Purchased Assets Returned Goods) by the Banks' Agent, as a secured party under the UCC.

         "FACILITY TERMINATION DATE" has the meaning ascribed to such term in Annex X to the Receivables Purchase and Servicing Agreement, as the same may be amended from time to time (other than to change the Facility Termination Date to a scheduled date earlier than November 15, 2002).

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "LOAN DOCUMENTS" has the meaning ascribed to such term in the Credit Agreement.

         "LOCKBOX" AND "LOCKBOX ACCOUNT" have the meaning ascribed to such terms in the Annex X to the Receivables Purchase and Servicing Agreement, as the same may be amended from time to time.

         "NON-DOMESTIC PERSON" has the meaning ascribed to such term in the Annex X to the Receivables Purchase and Servicing Agreement

         "OBLIGOR" shall mean, with respect to any Receivable, the Person obligated to make payments in respect of such Receivable; provided that "Obligor" shall in no event include any person liable to any of the Banks or the Banks' Agent for and solely to the extent of the purchase price of any Bank Collateral sold to such person by the Banks' Agent or any Bank.

         "OUTSTANDING BALANCE" has the meaning ascribed to such term in Annex X to the Receivables Purchase and Servicing Agreement.

         "PERSON" means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

         "PROCEEDS" has the meaning ascribed to such term in the UCC.

         "PURCHASED ASSETS RETURNED GOODS" means all right, title and interest of the Originator, the Receivables Seller, the Administrative Agent, any Receivables Purchaser or the Receivables Collateral Agent, as applicable, in and to returned, repossessed or foreclosed goods and/or merchandise (including goods which are subject to a Bill and Hold Arrangement, the


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delivery of which is cancelled for any reason whatsoever) the sale of which gave rise to a Purchased Receivable, but only so long as the Originator has not made all of the cash payments required to be made under the Receivables Documents with respect to any nonpayment, dilution, reduction or other adjustment of the outstanding balance of such Purchased Receivable.

         "PURCHASED RECEIVABLES" means now owned or hereafter existing Receivables sold, purported to be sold, transferred or contributed or purported to be transferred or contributed by the Originator to the Receivables Seller under the Receivables Sale Agreement.

         "RECEIVABLE" means:

         (a) indebtedness of an Obligor (whether constituting an account, chattel paper, document, instrument or general intangible) arising from the provision of merchandise, goods or services to such Obligor (and expressly including indebtedness arising out of a Bill and Hold Arrangement), including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto;

         (b) all rights to returned merchandise or goods (including goods which are subject to a Bill and Hold Arrangement, the delivery of which is cancelled for any reason), the sale of which gave rise to such indebtedness, and all security interests or liens and property subject thereto from time to time securing or purporting to secure any such indebtedness of such Obligor;

         (c) all of the Receivables Seller's credit balances due from the Originator existing at any time;

         (d) all guarantees, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

         (e)      all Collections with respect to any of the foregoing;

         (f) all Lockboxes, Lockbox Accounts, the Concentration Account into which any Collections are deposited and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing any Lockbox, Lockbox Account or the Concentration Account;

         (g) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Receivables Seller or any assignee or agent on behalf of the Receivables Seller in substitution for or in addition to any of the foregoing;

         (h) all interest, dividends, cash instruments, investment property and other property from time to time received, receivable or otherwise distributed with respect to or in exchange for any and all of the foregoing;

         (i)      all Records with respect to any of the foregoing; and


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         (j)      all Proceeds (including returned goods) (whether constituting accounts, deposit accounts, chattel paper, inventory, goods, documents, instruments, supporting obligations, letter of credit rights, investment property or general intangibles) with respect to the foregoing and all accessions to, and substitutions and replacements for, all of the foregoing.

         "RECEIVABLES CLAIM" means all indebtedness, obligations and other liabilities of the Originator to the Receivables Seller and of the Originator and the Receivables Seller to the Administrative Agent and the Receivables Purchasers now or hereafter arising under, or in connection with, the Receivables Documents, including, but not limited to, all sums or increases now or hereafter advanced or made to or for the benefit of the Receivables Seller thereunder as the purchase price paid for Purchased Receivables or otherwise under the Receivables Purchase and Servicing Agreement, any yield thereon (including, without limitation, yield accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to the Originator, whether or not such yield is an allowed claim in any such proceeding), any repayment obligations, fees or expenses due thereunder, and any costs of collection or enforcement of any such indebtedness, liabilities or obligations or in realizing on or protecting or preserving any security therefor.

         "RECEIVABLES DOCUMENTS" means the Receivables Sale Agreement, the Receivables Purchase and Servicing Agreement and any other agreements, instruments or documents (i) executed by the Originator and delivered to the Receivables Seller or (ii) executed by the Receivables Seller and delivered to the Administrative Agent and/or the Receivables Purchasers, in any case in respect of the transactions contemplated by the Receivables Sales Agreement and the Receivables Purchase and Servicing Agreement.

         "RECEIVABLES INTEREST" means, with respect to any property or interests in property, now owned or hereafter acquired or created, of the Originator, any lien, claim, encumbrance, security interest or other interest of the Receivables Seller, the Administrative Agent, any Receivables Purchaser and/or the Receivables Collateral Agent in such property or interests in property.

         "RECEIVABLES PROGRAM ASSETS" means (i) the Purchased Receivables, (ii) the Collections related to such Purchased Receivables, (iii) Purchased Assets Returned Goods, and (iv) each deposit or other bank account to which any Collections of such Purchased Receivables are deposited (but in no event shall Receivables Program Assets include any Excluded Receivables Assets or Collections or other monies deposited in such accounts which are not Collections of Purchased Receivables).

         "RECEIVABLES PURCHASER" means each Person from time to time party to the Receivables Purchase and Servicing Agreement in the capacity of a "Purchaser".

         "RECORDS" means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) maintained with respect to Receivables, the Obligors thereunder and the Receivables Program Assets.

         "SPECIFIED ASSETS" means the Receivables Program Assets.


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         "STOCK COLLATERAL" means the common stock of or membership interests or other equity ownership interests in the Receivables Seller upon which a Bank Interest is granted or purported to be granted by the Borrower or any other owner thereof to the Banks or the Banks' Agent under any of the Loan Documents.

         "TERMINATION EVENT" has the meaning ascribed to such term in Annex X to the Receivables Purchase and Servicing Agreement, as the same may be amended from time to time.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

         1.2 References to Terms Defined in the Receivables Documents and the Loan Documents. Whenever in Section 1.1 a term is defined by reference to the meaning ascribed to such term in any of the Receivables Documents or in any of the Loan Documents, then, unless otherwise specified herein, such term shall have the meaning ascribed to such term in the Receivables Documents or Loan Documents, respectively, as in existence on the date hereof, without giving effect to any amendments of such term (or any amendment of terms used in such term) as may hereafter be agreed to by the parties to such documents, unless such amendments have been consented to in writing by all of the parties hereto.

                      ARTICLE 2. INTERCREDITOR PROVISIONS.

         2.1. Priorities with Respect to Receivables Program Assets. Notwithstanding any provision of the UCC, any applicable law or judicial decision or any of the Loan Documents or the Receivables Documents, the Banks' Agent (for itself and on behalf of each Bank) hereby agrees that, upon the sale, purported sale, transfer or purported transfer of an interest in any Receivable by the Originator to the Receivables Seller pursuant to the Receivables Sale Agreement, any Bank Interest of the Banks or the Banks' Agent in such Receivables Program Assets shall automatically and without further action cease and be forever released and discharged and the Banks' Agent and the Banks shall have no Bank Interest therein; provided, however, that nothing in this Section
2.1 shall be deemed to constitute a release by the Banks' Agent and the Banks of: (i) any Bank Interest in the cash proceeds received by the Originator from the Receivables Seller for the sale of Receivables pursuant to the Receivables Sale Agreement; (ii) any Bank Interest or right the Banks or the Banks' Agent have in any Excluded Receivables Assets and the proceeds thereof; and (iii) any Bank Interest in any Company Claim and any Stock Collateral; provided further, however, that any Bank Interest in any Purchased Assets Returned Goods shall be junior and subject and subordinate to the Receivables Interest therein unless and until the Originator shall have made all cash payments required to be made under the Receivables Documents with respect to any nonpayment, dilution, reduction or other adjustment of the outstanding balance of any Purchased Receivable related to such Purchased Assets Returned Goods, and upon the making of such cash payments, such Purchased Assets Returned Goods shall cease to constitute Purchased Assets Returned Goods hereunder and the Receivables Interest therein shall terminate, unless and until such goods or merchandise have been resold so as to give rise to a Receivable and such Receivable has been sold or purported to be sold, transferred or purported to be transferred to the Receivables Seller.

         2.2. Respective Interests in Receivables Program Assets and Bank Collateral.


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         (a)      Except for all rights of access to and use of Records granted to the Administrative Agent, the Receivables Purchasers and the Receivables Collateral Agent pursuant to the Receivables Documents, each of the Receivables Seller, the Administrative Agent (for itself and on behalf of each Receivables Purchaser) and the Receivables Collateral Agent agrees that it does not have and shall not have any Receivables Interest in the Bank Collateral. Each of the Receivables Seller, the Administrative Agent (for itself and on behalf of each Receivables Purchaser) and the Receivables Collateral Agent agrees that it shall not request or accept, directly or indirectly (by assignment or otherwise) from the Originator any collateral security for payment of any Receivables Claim (other than Purchased Assets Returned Goods and the right of access to and use of Records granted to the Administrative Agent, the Collateral Agent and the Receivables Purchasers pursuant to the Receivables Documents) and hereby releases and discharges any Receivables Interest in any such collateral security.

         (b) Except for rights in Purchased Assets Returned Goods granted to the Banks' Agent and the Banks pursuant to the Loan Documents, which Bank Interest is junior and subordinate to any Receivables Interest therein to the extent provided herein, the Banks' Agent (for itself and on behalf of each Bank) agrees that neither the Banks' Agent nor the Banks have, nor shall they have, any Bank Interest in the Receivables Program Assets.

         2.3. Distribution of Proceeds. At all times, all proceeds of Bank Collateral and Receivables Program Assets received by the Banks' Agent or by the Administrative Agent or Receivables Collateral Agent shall be distributed by them in accordance with the following procedure:

         (a) (i) All proceeds of the Bank Collateral (including, without limitation, the proceeds of any Disposition of Bank Collateral, regardless of whether the Banks' Agent has a perfected and enforceable lien in such Bank Collateral) shall be paid to the Banks' Agent either (x) for application against the Bank Claim and other obligations and liabilities owing under the Credit Agreement and other Loan Documents, in each case to the extent then due and owing and unpaid, until the Bank Claim and such other obligations and liabilities have been paid and satisfied in full in cash and the Credit Agreement is terminated, or (y) for other disposition in accordance with the Credit Agreement and the other Loan Documents, and (ii) any remaining proceeds shall be paid to the Borrower or as otherwise required by applicable law, and each of the Receivables Seller, the Administrative Agent (for itself and on behalf of each Receivables Purchaser) and the Receivables Collateral Agent agrees that none of the Receivables Seller, the Administrative Agent, the Receivables Purchasers or the Receivables Collateral Agent have, nor shall they have, any Receivables Interest in such remaining proceeds.

         (b) (i) All proceeds of the Receivables Program Assets (including, without limitation, the proceeds of any Disposition of Receivables Program Assets, regardless of whether the Receivables Collateral Agent has a perfected and enforceable lien in such Receivables Program Assets) shall be paid to the Receivables Collateral Agent either (x) for application against the Receivables Claim in accordance with the Receivables Documents until the Receivables Claim has been paid and satisfied in full in cash and the Receivables Documents have been terminated, or (y) for other disposition in accordance with the Receivables Documents, (ii) any remaining proceeds of Purchased Assets Returned Goods shall be paid to the Banks' Agent, as pledgee of the equity interests of the Receivables Seller, for application or other


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disposition as provided in Section 2.3(a) above, and (iii) any remaining proceeds shall be paid to the Receivables Seller or as otherwise required by applicable law, and the Banks' Agent (for itself and on behalf of each Bank) agrees that neither the Banks' Agent nor the Banks have, nor shall they have, any Bank Interest in such remaining proceeds, except to the extent of any Bank Interest in the Company Claim and any Stock Collateral.

         (c) In the event that any of the Receivables Seller, the Administrative Agent, the Receivables Purchasers or the Receivables Collateral Agent now or hereafter obtains possession of any other Bank Collateral, it shall immediately deliver such other Bank Collateral to the Banks' Agent or to such other Person as the Banks' Agent shall specify in a written authorization for delivery thereof (and until delivered to the Banks' Agent such Bank Collateral shall be held in trust for the Banks' Agent). If at the time of such delivery the Banks' Agent determines that, pursuant to the terms of the Loan Documents, it is not entitled to retain possession of such other Bank Collateral (including during the existence of a Bank Event of Default), the Banks' Agent shall promptly deliver such other Bank Collateral to the Borrower.

         (d) In the event that the Borrower, the Banks or the Banks' Agent now or hereafter obtains possession of any other Receivables Program Assets, it shall immediately deliver such other Receivables Program Assets to the Receivables Collateral Agent or to such other Person as the Receivable Collateral Agent shall specify in a written authorization for delivery thereof (and until delivered to the Receivables Collateral Agent such Receivables Program Assets shall be held in trust for the Receivables Collateral Agent). If at the time of such delivery the Receivables Collateral Agent determines that, pursuant to the terms of the Receivables Documents, it is not entitled to retain possession of such other Receivable Program Assets, the Receivables Collateral Agent shall promptly deliver such other Receivable Program Assets to the Borrower.

         (e) If any inventory of the Originator has been commingled with Purchased Assets Returned Goods in which the Receivables Interest continues as provided in Section 2.1 above, and the Banks' Agent or any Bank receives any proceeds on account of such inventory (whether by reason of sale or by reason of insurance payments on account thereof) prior to release of such Receivables Interest, then the Banks' Agent and the Receivables Collateral Agent shall, in good faith, cooperate with each other to separate the Originator's inventory (and proceeds thereof) from such Purchased Assets Returned Goods (and proceeds thereof); provided, however, that if such separation is not possible, then the Banks' Agent and the Receivables Collateral Agent agree to share such Inventory and Purchased Assets Returned Goods and proceeds thereof proportionately which shall mean that (i) all proceeds of such inventory shall be paid to the Banks' Agent and the Banks' Agent shall, immediately upon receipt of such proceeds, pay to the Receivables Collateral Agent for application, payment or other disposition as provided in Section 2.3(b) above, a share of such proceeds equal to the dollar amount thereof multiplied by a fraction, the numerator of which equals the book value of the Purchased Assets Returned Goods in which the Receivables Interest continues as provided in Section 2.1 above and the denominator of which equals the book value of all of the inventory on account of which the Banks' Agent has received such cash proceeds; and (ii) any remaining proceeds shall be paid to the Banks' Agent for application, holding and/or payment as provided in Section 2.3(a) above.

         2.4.     Excluded Receivables Assets.

         (a) The Receivables Seller, the Administrative Agent (for itself and on behalf of each Receivables Purchaser) and the Receivables Collateral Agent hereby acknowledge that the Banks' Agent on behalf of the Banks and itself shall be entitled to the Bank Interest in all Excluded Receivable Assets, including Collections of Excluded Receivables.

         (b) Each of the parties hereto hereby agrees that all Collections received on account of Receivables Program Assets shall be paid or delivered to the Receivables Collateral Agent for application, payment or other disposition in accordance with Section 2.3(b) and all Collections received on account of Excluded Receivables shall be paid or delivered to the Banks' Agent for application, payment or other disposition in accordance with Section 2.3(a). For the purpose of determining whether specific Collections have been received on account of Receivables Program Assets or on account of Excluded Receivables, the parties agree as follows:

                  (i) All payments made by an Obligor which is obligated to make payments on Purchased Receivables but is not obligated to make any payments on Excluded Receivables shall be conclusively presumed to be payments on account of Purchased Receivables and all payments made by an Obligor which is obligated to make payments on Excluded Receivables but is not obligated to make any payments on Purchased Receivables shall be conclusively presumed to be payments on account of Excluded Receivables.

                  (ii) All payments made by an Obligor which is obligated to make payments with respect to both Purchased Receivables and Excluded Receivables shall be applied against the specific Receivables, if any, which are designated by such Obligor by reference to the applicable Contract (or otherwise identified by such Obligor in a writing delivered with such payment) as the Receivables with respect to which such payments should be applied; provided that where any Obligor makes payment and designates the applicable Contracts of a group of two or more Receivables to which such payment shall be applied and such payment is in an amount less than the aggregate Outstanding Balance of such Receivables, such payment shall be applied pro rata to all such Receivables. In the absence of such designation after reasonable efforts by the Originator to obtain such designation, such payments shall be applied against the oldest outstanding Receivables or portion owed by such Obligor to the extent such oldest Receivable or portion thereof is not in dispute.

         (c) The Banks' Agent agrees that it shall not exercise any rights it may have under the Loan Documents to send any notices to Obligors informing them of the Banks' interest in the Purchased Receivables or directing such Obligors to make payments in any particular manner of any amounts due under the Purchased Receivables prior to the latest of payment in full of the Receivables Claim and the termination of the Receivables Documents, except that the Banks' Agent may, subject to the provisions of the Loan Documents, inform any Obligors of Excluded Receivables that such Excluded Receivables have been assigned to the Banks' Agent so long as such notices expressly state that all payments on account of such Excluded Receivables shall continue to be made as otherwise required pursuant to the terms of the Receivables Documents. The Banks' Agent further agrees that, prior to the latest of payment in full of the Receivables Claim and the termination of the Receivables Documents, if it receives payments directly from any Obligor on account of an Excluded Receivable, it shall immediately forward such payment to the Administrative Agent in order that such agent may determine whether such payment was, in fact, properly allocated to such Excluded Receivable in accordance with the terms of this Section 2.4 and, if necessary pursuant to the terms hereof, reallocate such payment.

         2.5. Enforcement Actions. Each of the Banks' Agent, the Administrative Agent and the Receivables Collateral Agent agrees to use reasonable efforts to give an Enforcement Notice to the others prior to commencement of Enforcement (but failure to do so shall not prevent such Person from commencing Enforcement or affect its rights hereunder nor create any cause of action or liability against such Person). Subject to the foregoing, each of the parties hereto agrees that during an Enforcement Period:

         (a) Subject to any applicable restrictions in the Receivables Documents, the Receivables Collateral Agent may at its option and without the prior consent of the other parties hereto, take any action to (i) accelerate payment of the Receivables Claim or any other obligations and liabilities under any of the Receivables Documents and (ii) liquidate the Receivables Program Assets or to foreclose or realize upon or enforce any of its rights with respect to the Receivables Program Assets.

         (b) Subject to any applicable restrictions in the Loan Documents, the Banks' Agent or the Banks may, at their option and without the prior consent of the other parties hereto, take any action to accelerate payment of the Bank Claim or any other obligation or liability arising under any of the Loan Documents and to foreclose or realize upon or enforce any of their rights with respect to the Bank Collateral or other collateral security, including with respect to any Receivables Program Assets constituting Purchased Assets Returned Goods that have been commingled with the Bank Collateral, or take any other actions as they deem appropriate; provided, however, that the Banks' Agent shall not otherwise take any action to foreclose or realize upon or to enforce any rights it may have with respect to uncommingled Purchased Assets Returned Goods in which the Receivables Interest continues as provided in Section 2.1 above or the Stock Collateral without the Administrative Agent's and the Receivables Collateral Agent's prior written consent unless the Receivables Claim or any other obligation or liability arising under any of the Receivables Documents shall have been first paid and satisfied in full and the Receivables Documents have terminated.

         2.6. Access to Records. Subject to any applicable restrictions in the Receivables Documents, each of the Receivables Purchasers, the Administrative Agent and the Receivables Collateral Agent may enter one or more premises of the Originator, the Receivables Seller or their respective affiliates, whether leased or owned, at any time during reasonable business hours, without force or process of law and without obligation to pay rent or compensation to the Originator, the Receivables Seller, such affiliates, the Banks or the Banks' Agent, whether before, during or after an Enforcement Period, and may have access to and use of all Records located thereon and may have access to and use of any other property to which such access and use are granted under the Receivables Documents, in each case provided that such use is for the purpose of enforcing the Receivables Purchasers' and the Receivable Collateral Agent's rights with respect to the Receivables Program Assets.

         2.7. Accountings. The Banks' Agent agrees to render statements to the Administrative Agent upon reasonable request, which statements shall identify in reasonable detail the Excluded Receivables and shall render an account of the Bank Claim, giving effect to the application of proceeds of Bank Collateral as hereinbefore provided. The Administrative Agent agrees to render statements to the Banks' Agent upon reasonable request, which statements shall identify in reasonable detail the Purchased Receivables and shall render an account of the Receivables Claim, giving effect to the application of proceeds of Receivables Program Assets as hereinbefore provided. The Banks' Agent and the Administrative Agent shall bear no liability if their respective accounts are incorrect.

         2.8. Agency for Perfection. The Receivables Collateral Agent and the Banks' Agent hereby appoint each other as agent for purposes of perfecting by possession their respective security interests and ownership interests and liens on the Receivables Program Assets and the Bank Collateral described hereunder. In the event that the Receivables Collateral Agent obtains possession of any of the Bank Collateral, the Receivables Collateral Agent shall notify the Banks' Agent of such fact, shall hold such Bank Collateral in trust and shall deliver such Bank Collateral for application, payment or other disposition as provided in Section 2.3(c) above. In the event that the Banks' Agent obtains possession of any of the Receivables Program Assets, the Banks' Agent shall notify the Receivables Collateral Agent and the Administrative Agent of such fact, shall hold such Receivables Program Assets in trust and shall deliver such Receivables Program Assets for application, payment or other disposition as provided in Section 2.3(d) above.

         2.9. UCC Notices. In the event that any party hereto shall be required by the UCC or any other applicable law to give notice to the other of intended disposition of Receivables Program Assets or Bank Collateral, respectively, such notice shall be given in accordance with Section 3.1 hereof and ten (10) days' notice shall be deemed to be commercially reasonable.

         2.10. Independent Credit Investigations. Neither the Receivables Purchasers, the Administrative Agent, the Receivables Collateral Agent, the Banks' Agent nor the Banks nor any of their respective directors, officers, agents or employees shall be responsible to the other or to any other person, firm or corporation for the solvency, financial condition or ability of the Originator, the Receivables Seller or the Borrower to repay the Receivables Claim or the Bank Claim, or for the worth of the Receivables Program Assets or the Bank Collateral, or for statements of the Originator, the Receivables Seller or the Borrower, oral or written, or for the validity, sufficiency or enforceability of the Receivables Claim, the Bank Claim, the Receivables Documents, the Loan Documents, the Receivables Collateral Agent's interest in the Receivables Program Assets or the Banks' or Banks' Agent's interest in the Bank Collateral. The Banks and the Receivables Purchasers have entered into their respective agreements with the Originator, the Receivables Seller or the Borrower, as applicable, based upon their own independent investigations. None of the Banks, the Administrative Agent or the Receivables Purchasers makes any warranty or representation to the other nor does it rely upon any representation of the other with respect to matters identified or referred to in this Section 2.10.

         2.11. Limitation on Liability of Parties to Each Other. Except as provided in this Agreement, no party shall have any liability to any other party except for liability arising from the gross negligence or willful misconduct of such party or its representatives or a breach by such party or its representatives of its obligations or agreements provided for herein.

         2.12. Amendments to Financing Arrangements or to this Agreement. The Banks' Agent agrees to use reasonable efforts to give, concurrently with any written amendment or modification in the Loan Documents that: (i) purports to affect Receivables or any Bank Interest therein; or (ii) modifies the definitions of Subsidiary or Receivables Securitization Program contained in the Credit Agreement, or otherwise would require the Receivables Subsidiary to be subject (directly or indirectly) to any of the representations, warranties or covenants of Subsidiaries or Material Subsidiaries under the Credit Agreement or to be obligated to pay any of the obligations to the Banks or to the Banks' Agent under the Credit Agreement and other Loan Documents; or (iii) would affect the ability of Avondale Mills to (a) transfer Receivables (and expressly including indebtedness arising out of a Bill and Hold Arrangement) and related assets to the Receivables Seller, (b) make capital contributions to the Receivables Seller or (c) advance funds to the Receivables Seller, prompt notice to the Administrative Agent and the Receivables Collateral Agent of the same and the Administrative Agent agrees to use reasonable efforts to, concurrently with any written amendment or modification in the Receivables Documents, notify the Banks' Agent of the same; provided, however, that the failure to do so shall not create a cause of action against any party failing to give such notice or create any claim or right on behalf of any third party or affect any such amendment or modification. Each party hereto shall, upon reasonable request of any other party hereto, provide copies of all such modifications or amendments and copies of all other documentation relevant to the Receivables Program Assets or the Bank Collateral. All modifications or amendments of this Agreement must be in writing and duly executed by an authorized officer of each party hereto to be binding and enforceable.

         2.13. Marshalling of Assets. Nothing in this Agreement will be deemed to require either the Receivables Collateral Agent or the Banks' Agent
(i) to proceed against certain property securing the Bank Claim (or any other obligation or liability under the Credit Agreement or other Loan Documents) or the Receivables Claim (or any other obligation or liability under the Receivables Documents), as applicable, prior to proceeding against other property securing such Claim or obligations or liabilities or against certain persons guaranteeing any such obligations or (ii) to marshall the Bank Collateral (or any other collateral) or the Receivables Program Assets (as applicable) upon the enforcement of the Banks' Agent's or the Receivables Collateral Agent's remedies under the Loan Documents or Receivables Documents, as applicable.

         2.14.    Relative Rights.

         (a) The relative rights of the Banks, each as against the other, shall be determined by agreement among such parties in accordance with the terms of the Loan Documents. The Administrative Agent, the Receivables Collateral Agent and the Receivables Purchasers shall be entitled to rely on the power and authority of the Banks' Agent to act on behalf of all of the Banks to the extent the provisions hereof have the Banks' Agent so act.

         (b) The Banks' Agent and Banks shall be entitled to rely on the power and authority of the Receivables Collateral Agent and Administrative Agent to act on behalf of the

Receivables Purchasers to the extent the provisions hereof have the Receivables Collateral Agent or the Administrative Agent so act.

         2.15. Effect Upon Loan Documents and Receivables Documents. By executing this Agreement, the Originator and the Receivables Seller agree to be bound by the provisions hereof (i) as they relate to the relative rights of the Banks and the Banks' Agent with respect to the property of the Originator; and
(ii) as they relate to the relative rights of the Originator and the Receivables Purchasers as creditors of the Receivables Seller. The Borrower acknowledges that the provisions of this Agreement shall not give the Borrower any substantive rights as against the Banks' Agent or the Banks and that nothing in this Agreement shall amend, modify, change or supersede the terms of the Loan Documents as between the Borrower, the Banks' Agent and the Banks. The Receivables Seller acknowledges that the provisions of this Agreement shall not give the Receivables Seller any substantive rights as against the Administrative Agent, the Receivables Collateral Agent or the Receivables Purchasers and that nothing in this Agreement shall amend, modify, change or supersede the terms of the Receivables Documents as among the Receivables Seller, the Administrative Agent, the Receivables Collateral Agent or the Receivables Purchasers. The Originator and the Receivables Seller further acknowledge that the provisions of this Agreement shall not give any such party any substantive rights as against the other and that nothing in this Agreement shall amend, modify, change or supersede the terms of the Receivables Documents as between the Originator and the Receivables Seller. Notwithstanding the foregoing, each of the Administrative Agent (for itself and on behalf of each Receivables Purchaser), the Receivables Collateral Agent and the Banks' Agent (for itself and on behalf of each Bank) agrees, that, as between themselves, to the extent the terms and provisions of the Loan Documents or the Receivables Documents are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control.

         2.16. Nature of the Bank Claim and Modification of Loan Documents. Each of the Receivables Seller, the Administrative Agent (for itself and on behalf of each Receivables Purchaser) and the Receivables Collateral Agent acknowledges that the Bank Claim and other obligations and liabilities owing under the Loan Documents are, in part, revolving in nature and that the amount of such revolving indebtedness which may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed. Except as expressly provided in Section 2.12, the terms of the Loan Documents may be modified, extended or amended from time to time, and the amount thereof may be increased or reduced, all without notice to or consent by any of the Receivables Seller, the Administrative Agent, the Receivables Purchasers or the Receivables Collateral Agent and without affecting the provisions of this Agreement. Without in any way limiting the foregoing, each of the Receivables Seller, the Administrative Agent (for itself and on behalf of each Receivables Purchaser) or Receivables Collateral Agent hereby agrees that the maximum amount of Bank Claim and other obligations and liabilities owing under the Loan Documents may be increased at any time and from time to time to any amount.

         2.17. Nature of the Receivables Claim and Modification of Receivables Documents. The Originator and the Banks' Agent (for itself and on behalf of each Bank) acknowledges that the Receivables Claim and other obligations and liabilities owing under the Receivables Documents are, in part, revolving in nature and that the amount of such revolving obligations which may be outstanding at any time or from time to time may be increased or reduced and subsequently reincurred. The terms of the Receivables Documents may be modified, extended or amended from time to time, and the amount thereof may be increased or reduced, all without notice to or consent by any of the Banks or the Banks' Agent and without affecting the provisions of this Agreement; provided, that (i) the Originator will notify the Banks' Agent and the Banks of any such modification, extension, amendment, increase or reduction, and (ii) it is understood that neither the Banks' Agent nor any Bank waives any right or claim it may have with respect to any such modification, extension, amendment, increase or reduction that would cause any Receivables Document to fail to satisfy the conditions set forth in the definition of Receivables Securitization Program, as defined in the Credit Agreement. Without in any way limiting the foregoing, the Banks' Agent (for itself and on behalf of each Bank) hereby agrees that the maximum amount of Receivables Claim and other obligations and liabilities owing under the Receivables Documents and the amount of Receivables which may be purchased or otherwise financed pursuant to the Receivables Documents may, in each case, be increased at any time and from time to time to any amount.

         2.18. Further Assurances. Each of the parties agrees to take such actions as may be reasonably requested by any other party, whether before, during or after an Enforcement Period, in order to effect the rules of distribution and allocation set forth above in this Article 2 and to otherwise effectuate the agreements made in this Article.

         2.19 No Petition. To and until the date which is one year and one day after the later of the date the Receivables Claim shall have been paid in full and the Receivables Documents have been terminated in accordance with their terms, each of the parties hereto (except for each Receivables Purchaser and the Receivables Seller as to itself) agrees that it shall not consent to or vote for the filing of any petition in bankruptcy for the Receivables Seller or the Receivable Purchaser.

         2.20     No Challenge to Transfers or Assertion of Substantive
Consolidation.

         (a) The Bank's Agent hereby agrees, on behalf of itself and the Banks, that neither the Bank's Agent nor any Bank shall (i) challenge the transfers of the Purchased Receivables and related assets from the Originator to the Receivables Seller, whether on the grounds that such transfers were disguised financings or fraudulent conveyances or otherwise, as long as such transfers are carried out in all material respects in accordance with the Receivables Documents or (ii) assert that the Originator and the Receivables Seller should be substantively consolidated.

         (b) The Receivables Collateral Agent hereby agrees that it shall not (i) challenge the transfers of any Bank Collateral from the Borrower to the Bank's Agent, whether on the grounds that such transfers were fraudulent conveyances or otherwise, as long as such transfers are carried out in all material respects in accordance with the Loan Documents or (ii) assert that the Borrower and the Receivables Seller should be substantively consolidated.

         2.21 Receivables Seller Not Subject to Credit Agreement. Each of the parties acknowledges and agrees that the Receivables Seller is not and shall not become a party to or a guarantor of any obligations arising under the Credit Agreement.

                            ARTICLE 3. MISCELLANEOUS.

         3.1. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecommunications and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective upon receipt, or, in the case of notice by mail, five (5) days after being deposited in the mails, postage prepaid, or in the case of notice by telex, when telexed against receipt of the answerback, or in the case of notice by facsimile copy, when verbal confirmation of receipt is obtained, in each case addressed as aforesaid.

         3.2. Agreement Absolute. Each of the Administrative Agent, the Receivables Collateral Agent and the Receivables Purchasers shall be deemed to have entered into the Receivables Documents in express reliance upon this Agreement and the Banks and the Banks' Agent shall be deemed to have entered into the Loan Documents in express reliance upon this Agreement. This Agreement shall be and remain absolute and unconditional under any and all circumstances, and no acts or omissions on the part of any party to this Agreement shall affect or impair the agreement of any party to this Agreement, unless otherwise agreed to in writing by all of the parties hereto. This Agreement shall be applicable both before and after the filing of any petition by or against the Originator or the Receivables Seller under the U.S. Bankruptcy Code and all references herein to the Originator or the Receivables Seller shall be deemed to apply to a debtor-in-possession for such party and all allocations of payments between the Banks, the Receivables Purchasers and the Receivables Collateral Agent shall, subject to any court order to the contrary, continue to be made after the filing of such petition on the same basis that the payments were to be applied prior to the date of the petition.

         3.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. The successors and assigns for the Originator and the Receivables Seller shall include a debtor-in-possession or trustee of or for such party. The successors and assigns for the Banks, the Receivables Purchasers, the Banks' Agent, the Administrative Agent and the Receivables Collateral Agent, as the case may be, shall include any successor Banks, Receivables Purchasers, Banks' Agent, Administrative Agent or Receivables Collateral Agent, as the case may be, appointed under the terms of the Loan Documents or the Receivables Documents, as applicable. Each of the Banks' Agent (for itself and on behalf of each Bank), the Administrative Agent (for itself and on behalf of each Receivables Purchaser) and the Receivables Collateral Agent, as the case may be, agrees not to transfer any interest it may have in the Loan Documents or the Receivables Documents unless such transferee has been notified of the existence of this Agreement and has agreed to be bound hereby. In the event that the financing provided under the Credit Agreement shall be refinanced, replaced or refunded, the Originator, the Receivables Seller, the Administrative Agent and the Receivables Collateral Agent hereby agree, at the request of the agent or the lenders participating in such refinancing, replacement or refunding of the Credit Agreement, to execute and deliver a new intercreditor agreement with such agent and/or lenders on substantially the same terms as herein provided. In the event that the financing provided under the Receivables Documents shall be refinanced, replaced or refunded, the Banks' Agent (for itself and on behalf of each Bank) hereby agrees that, at the request of the agent or purchasers under the facility that so refinances, replaces or refunds the financing under the Receivables Documents, to execute and deliver a new intercreditor agreement with such agent and/or purchasers on substantially the same terms as herein provided.

         3.4. Beneficiaries. The terms and provisions of this Agreement shall be for the sole benefit of the parties hereto, the Banks and the Receivables Purchasers and their respective successors and assigns, and no other Person shall have any right, benefit, or priority by reason of this Agreement.

         3.5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS).

         3.6. Section Titles. The article and section headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         3.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         3.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         3.9 Pledge of Stock of Receivables Seller. The Administrative Agent hereby agrees that, notwithstanding anything to the contrary contained in the Receivables Documents, the Originator may pledge to the Bank's Agent all of its right, title and interest in and to its equity interest interests in the Receivables Seller, together with all dividends and other rights relating thereto, pursuant to a Borrower Pledge Agreement in substantially the form attached hereto as Exhibit A, and the Bank's Agent agrees to furnish a copy of each such fully executed Borrower Pledge Agreement to the Administrative Agent.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                          GENERAL ELECTRIC CAPITAL
                          CORPORATION,
                            as Administrative Agent and as Receivables
                            Collateral Agent


                          By:
                             --------------------------------------------------
                              Name:
                              Title: Duly Authorized Signatory

                          Address:   201 High Ridge Road
                                     Stamford, CT 06927
                          Attention: Vice President-Portfolio/Avondale Mills
                          Telecopy:  (203) 316-7821


                          WACHOVIA BANK, NATIONAL
                          ASSOCIATION(successor by merger to Wachovia
                          Bank of Georgia, N.A.,
                          Wachovia Bank, N.A. and First Union National
                          Bank), as Banks' Agent


                          By:
                             --------------------------------------------------
                              Name:
                              Title:

                          Address: NC0760, 5th Floor, 301 South College Street Charlotte, NC 28288-0760
                          Attention: Roger Pelz
                          Telecopy:  (704) 374-6319

                          AVONDALE FUNDING, LLC,
                            as Receivables Seller


                          By:
                             --------------------------------------------------
                              Name:
                              Title:


                          Address:   133 Marshall Street
                                     Graniteville, South Carolina 29829
                          Attention: President
                          Telecopy:  (803) 663-2399


                          AVONDALE MILLS, INC.,
                            as the Originator, as Servicer and as
                            Borrower


                          By:
                             --------------------------------------------------
                              Name:
                              Title:

                          Address:   506 South Broad Street
                                     Monroe, Georgia 30655
                          Attention: Vice Chairman and Chief
                                     Financial Officer
                          Telecopy:  (770) 267-2543

                                    EXHIBIT A

                            BORROWER PLEDGE AGREEMENT

         THIS BORROWER PLEDGE AGREEMENT (this "Agreement"), is made and entered into as of August 30, 2002, by and between Wachovia Bank, National Association, a national banking association, as agent for the Banks parties to the "Credit Agreement" (as hereinafter defined)(the "Agent"), and Avondale Mills, Inc., an Alabama corporation ("Borrower");

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Second Amended and Restated Credit Agreement, dated as of September 28, 2000, as amended by First Amendment to Second Amended and Restated Credit Agreement dated as of August 30, 2001, Second Amendment to Second Amended and Restated Credit Agreement dated as of February 6, 2002, Third Amendment to Second Amended and Restated Credit Agreement dated as of March 1, 2002, Fourth Amendment to Second Amended and Restated Credit Agreement dated as of May 24, 2002 and Fifth Amendment to Second Amended and Restated Credit Agreement dated as of August 38, 2002 among Borrower, the Agent and the Banks parties thereto (as amended or modified from time to time, the "Credit Agreement"), the Banks have made and will make loans to the Borrower; and

         WHEREAS, the obligations of the Banks to extend financial accommodations under the Credit Agreement is conditioned on, among other things, the execution and delivery by Borrower of this Agreement in order to secure all of the Obligations of the Borrower under the Credit Agreement and to induce the Banks and the Agent to execute and enter into the Credit Agreement, the Borrower has agreed to execute and deliver this Agreement, granting a security interest in, and lien upon, the Receivable Subsidiary Pledged Stock to the Agent for the benefit of the Banks; and

         WHEREAS, to induce the Banks to extend or to continue to extend financial accommodations to the Borrower, Borrower has agreed to enter into this Agreement; and

         WHEREAS, Borrower is the sole owner of 100% of the membership interests in Avondale Funding, LLC, which is a Receivables Subsidiary, as defined in the Credit Agreement, and the "Receivables Seller" under the "Purchase Agreement" described below in Section 14;

         NOW, THEREFORE, for the sum of $10 in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Banks to extend financial accommodations from time to time to the Borrower, Borrower and the Agent hereby agree as follows:

         1. Defined Terms. Capitalized terms contained herein but not defined herein shall have the meanings given them in the Credit Agreement.

         2. Pledge of Pledged Collateral. Borrower does hereby pledge, hypothecate, assign, transfer, set over, deliver and grant a security interest in and to the Agent in all membership interests in Avondale Funding, LLC held by it (which the Borrower represents and warrants constitutes 100% of the membership interests therein), which shall constitute Receivables

Subsidiary Pledged Stock, as defined in the Credit Agreement, together with any and all other securities, cash or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of such pledged stock, and together with the proceeds thereof (hereinafter said property being collectively referred to as the "Pledged Collateral"), all as security for the payment of all of the Obligations in existence from time to time. In the event the Borrower receives from the Receivables Subsidiary a Purchase Money Note, it will deliver such Purchase Money Note to the Agent and it shall also constitute Pledged Collateral.

         3. Holding of Pledged Collateral and Rights. Borrower acknowledges and agrees that the Agent shall hold the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto forever, subject, however, to the provisions of
Section 7 hereof and to the return of the Pledged Collateral (or such portion thereof as may be existing from time to time hereafter after giving effect to the terms hereof) by the Agent to Borrower upon the final and indefeasible payment in full of all the Obligations and termination in writing of any and all credit commitments with respect thereto.

         4. Representations and Warranties; Certain Covenants. Borrower hereby represents and warrants (which representations and warranties likewise shall be deemed to have been renewed by Borrower upon each Borrowing under the Credit Agreement) that: (i) Borrower has the complete and unconditional authority to pledge the Pledged Collateral; (ii) Borrower holds the Pledged Collateral free and clear of any and all liens, charges, encumbrances and security interests thereon (other than in favor of the Agent) and has good right, title and legal authority to pledge the Pledged Collateral in the manner contemplated herein; (iii) all membership interests or stock now owned or hereafter owned by Borrower and constituting or which will constitute Pledged Collateral hereunder is, or will be on date of pledge thereof, validly issued, fully paid and non-assessable; and (iv) no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (1) for the pledge by Borrower of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Borrower or (2) for the exercise by Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with the exercise of such rights or remedies by laws affecting the voting, offering and sale of securities generally).

         5. Delivery of Additional Securities; Further Assurances. Borrower further covenants with the Agent that Borrower will cause any additional securities or other property issued to or received by Borrower with respect to any of the Pledged Collateral (except as provided in Section 7 below), whether for value paid by Borrower or otherwise, and including stock dividends or other distributions on account of the Pledged Collateral, to be deposited forthwith with the Agent and be pledged hereunder, in each case accompanied by blank stock powers or other proper instruments of assignment duly executed by Borrower in such form as may be reasonably required by the Agent. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action that the Agent may reasonably request, in other to perfect and protect the security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral.

         6. Name in Which Pledged Collateral Held. Borrower further acknowledges and agrees that the Agent may hold any of the Pledged Collateral in its own name, endorsed or assigned in blank or in the name of any nominee or nominees, and that the Agent may deliver any or all of the Pledged Collateral to the issuer or issuers thereof for the purpose of making denominational exchanges or registrations of transfer or for such other purposes in furtherance of this Agreement as the Agent may deem advisable.

         7. Voting Rights; Dividends, Etc. (a) So long as no Event of Default shall have occurred and be continuing and the Agent has not delivered a notice to Borrower of the Agent's intention to exercise voting and other consensual rights pursuant to this Section 7:

                  (i) Borrower shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement, the Parent Guaranty, the Credit Agreement or any other Loan Documents; provided, however, that the Borrower shall give the Agent at least 5 Domestic Business Days' prior written notice of the manner in which it intends to exercise any right if such action would have a material adverse effect on the value of the Pledged Collateral, and following request therefor by the Agent, Borrower shall not exercise or refrain from exercising any such right; and

                  (ii) the Agent shall execute and deliver (or cause to be executed and delivered) to Borrower all such proxies and other instruments as Borrower may reasonably request for the purpose of enabling Borrower to exercise the voting and other rights which it is entitled to exercise pursuant to clause
(i) above.

                  (iii) Borrower shall be entitled to receive and retain any nonliquidating cash dividends, interest or any other distribution of property paid, payable or otherwise distributed in cash in respect of the Pledged Collateral.

         (b) Upon the occurrence and during the continuance of an Event of Default, and with respect to clause (i) below, the delivery of a notice to Borrower of the Agent's intention to exercise voting and other consensual rights pursuant thereto:

                  (i) All rights of Borrower to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a) shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; provided, however, Borrower shall continue to have the rights to exercise such voting and other consensual rights notwithstanding the occurrence and continuance of an Event of Default until the Agent delivers a notice to Borrower of the Agent's intention to exercise such voting and other consensual rights.

                  (ii) All rights of Borrower to receive cash dividends, interest, proceeds or other distributions in cash from the Pledged Collateral, which it would otherwise be authorized to receive and retain pursuant to Section 7(a) shall cease and all rights to dividends, interest, proceeds and other distributions shall thereupon be vested in the Agent, who shall thereupon have the sole right to receive and hold as Pledged Collateral such interest or other distributions. All dividends, interest, proceeds and other distributions which are received by Borrower contrary to these provisions shall be received in trust for the benefit of the Agent, shall be segregated from other property or funds of Borrower and shall be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

         8. Agent Appointed Attorney-in-Fact. Borrower hereby irrevocably appoints the Agent as Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in the Agent's discretion, after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Borrower representing any dividend, principal and/or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement.

         9. The Agent May Perform. If Borrower fails to perform any agreement contained herein, the Agent may take reasonable action to perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith shall be payable by Borrower under Section 13; provided, that, the Agent shall exercise commercially reasonable efforts to notify Borrower prior to taking any such action (although the failure to so notify Agent shall not limit the Agent's rights hereunder).

         10. Reasonable Care. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Agent accords the Agent's own property, it being understood that the Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, unless reasonably requested to do so by Borrower, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

         11. Events of Default. The following shall constitute "Events of Default" hereunder:

                  (a) Should Borrower assign, attempt to encumber, subject to further pledge or security interest, sell, transfer or otherwise dispose of any of the Pledged Collateral without the prior written consent of the Agent;

                  (b) If an "Event of Default" occurs under any of the Credit Agreement, the other Loan Documents or the Parent Guaranty; or

                  (c) If any representations or warranties made herein by Borrower shall be untrue in any material respect when made or furnished.

         12. Remedies. If any Event of Default shall have occurred and be continuing, subject to the provisions of Section 14 hereof:

                  (a) The Agent may exercise (in compliance with all applicable securities laws) in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to them, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Georgia at that time, and the Agent may also, without notice except as specified below, sell (in compliance with all applicable securities laws) the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, over the counter or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable or otherwise in such manner as necessary to comply with applicable federal and state securities laws. The Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers at any such sale and such purchasers shall hold the property sold absolutely, free from any claim or right on the part of Borrower, and Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Agent shall give Borrower at least 10 days' notice of the time and place of any public sale or the time after which any private sale is to be made , which Borrower agrees shall constitute reasonable notification. At any such sale, the Agent may bid (which bid may be, in whole or in part, in the form of cancellation of Obligations) for and purchase the whole or any part of the Pledged Collateral. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. If sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. Borrower agrees that any sale of the Pledged Collateral conducted by the Agent in accordance with the foregoing provisions of this Section 12 shall be deemed to be a commercially reasonable sale under O.C.G.A. ss. 11-9-610 of the Georgia Uniform Commercial Code. As an alternative to exercising the power of sale herein conferred upon them, the Agent may proceed by a suit or suits at law or in equity to foreclose the security interest granted under this Agreement and to sell the Pledged Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

                  (b) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon or any part of the Pledged Collateral following the occurrence of an Event of Default shall be applied by the Agent for the benefit of the Banks in the following manner: first, in discharge of all expenses incurred by the Agent which Borrower is obligated to reimburse the Agent pursuant to Section 13 hereof; secondly, to all outstanding fees and other expenses owing under the Credit Agreement or the other Loan Documents in such order as the Required Banks shall elect; thirdly, to accrued and unpaid interest on the

         Obligations in such order as the Required Banks may elect; and lastly, to the principal balances of any such Obligations then outstanding in such order as the Required Banks may elect.

                  (c) Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to Borrower or to whomsoever may be lawfully entitled to receive such surplus.

         13. Expenses. Borrower will, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, actually incurred, and of any experts and agents, and including any taxes or fees incurred on account of the execution, issuance, delivery or recording of this Agreement or other documents executed in connection herewith which the Agent may incur in connection with (i) the sale of, collection from, or other realization upon, any of the Pledged Collateral, or (ii) the exercise or enforcement of any of the rights of the Agent hereunder, or (iii) the failure by Borrower to perform or observe any of the provisions hereof.

         14. Pledged Shares; Limitation on Actions. The Parties hereto acknowledge that the Receivables Subsidiary (as "Receivables Seller") and Borrower have entered into a structured receivables financing transaction with Redwood Receivables Corporation ("Redwood") and General Electric Capital Corporation (the "Redwood Agent") pursuant to a Receivables Purchase and Servicing Agreement (the "Purchase Agreement"). To induce Redwood and the Redwood Agent to permit the pledge of the Pledged Collateral, the parties hereto agree to the following limitations. Capitalized terms used in this Section 14 and not otherwise defined herein shall have the meanings ascribed to such terms in Annex X to the Purchase Agreement.

         (a) Anything herein or in the Credit Agreement to the contrary notwithstanding:

                  (i) Until the date on which the Purchaser Interest and all other amounts owed under the Related Documents have been indefeasibly paid in full in cash in accordance with the terms of the Related Documents, the Agent, for itself and as agent for the Banks, agrees that, upon exercising its rights with respect to the Pledged Collateral, it will not exercise any rights to vote the Pledged Collateral or otherwise control the actions and operations of the Receivables Subsidiary with respect to any matters, except (i) to vote in favor of a prepayment or termination of the Purchase Agreement in accordance with its terms and (ii) to vote in favor of a dividend or distribution, and, until the Purchaser Interest and all other amounts owed under the Related Documents have been indefeasibly paid as described above, the Agent's rights will be limited to receiving any dividends and distributions on the Pledged Collateral which, pursuant to the terms of the Related Documents, are allowed to be distributed on account of the Pledged Collateral. Without limiting the foregoing, the Agent shall not vote the Pledged Collateral or otherwise exercise control over the Receivables Subsidiary so as to cause the Receivables Subsidiary: (A) to violate or breach any term or provision in any Related Documents, (B) to make dividends or distributions on such Pledged Collateral except as described above, (C) to amend or alter any of the Receivables

                  Subsidiary's organizational documents, or (D) to incur any debt other than as expressly permitted under the Related Documents;

                  (ii) In the event that the Agent receives any payments or funds relating to the Receivables Program Assets (as defined in the Intercreditor Agreement) (the "Receivables Program Assets") prior to the date on which the Purchaser Interest and all other amounts owed under the Related Documents have been indefeasibly paid in full in cash in accordance with the terms of the Related Documents, the Agent shall hold such payments or funds in trust for the benefit of the Redwood Agent, and shall promptly transfer such payments or funds to the Redwood Agent;

                  (iii) The provisions of this Section 14 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Purchaser Interest or any other amounts owed under the Related Documents is rescinded or must otherwise be returned by the Redwood Agent or the Purchasers upon the insolvency, bankruptcy or reorganization of the Receivables Subsidiary or otherwise, all as though such payment had not been made; and

                  (iv) Prior to the date on which the Purchaser Interest and all other amounts owed under the Related Documents have been indefeasibly paid in full in cash in accordance with the terms of the Related Documents, neither the Agent nor any Bank shall object to or contest in any administrative, legal or equitable action or proceeding (including, without limitation, any insolvency, bankruptcy, receivership, liquidation, reorganization, winding up, readjustment, composition or other similar proceeding relating to the Borrower or the Receivables Subsidiary or their respective property) or object to or contest in any other manner (A) the interests of the Receivables Subsidiary and its successors and assigns in any of the Receivables Program Assets transferred by the Borrower or its affiliates to the Receivables Subsidiary pursuant to the Related Documents and/or (B) the interests of the Redwood Agent or the Purchasers in the Receivables Program Assets. Neither the Agent, nor any Bank shall object to or contest in any manner the receipt of any payment by the Redwood Agent and/or the Purchasers with respect to the Receivables Program Assets for the satisfaction of the Purchaser Interest.

         (b) The Redwood Agent shall be a third-party beneficiary with respect to this Section 14.

         (c) So long as the Purchaser Interest and all other amounts owed under the Related Documents have not been indefeasibly paid in full in cash in accordance with the terms of the Related Documents, this Section 14 shall not be amended, modified or supplemented without the prior written consent of the Redwood Agent, which consent shall be at the sole discretion of the Redwood Agent, and the provisions of this Section 14 shall be contained in any agreement that amends and restates this Agreement. The Agent and the Banks agree that no such party shall enter into any additional agreement that would adversely affect the rights of the Redwood Agent as provided hereunder.

         15. Security Interest Absolute. All rights of the Agent hereunder, the security interest granted to the Agent hereunder, and all obligations of Borrower hereunder, shall be absolute and unconditional irrespective of any of the following, and Borrower expressly consents to the occurrence of any of such events and waives, in its capacity as Borrower, to the extent permitted by law, any defense arising therefrom:

                  (i) any lack of validity or enforceability of any of the Loan Documents or any other agreement or instrument relating thereto;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any of the Loan Documents;

                  (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any of the Loan Documents, including, without limitation, the Security Agreement and any Operative Mortgages or any other guaranty for all or any of the Obligations; or

                  (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower in respect of the Obligations or in respect of this Agreement.

         16. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Borrower herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         17. No Waiver; Cumulative Remedies. No failure on the part of the Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         18. Severability. If any provision of this Agreement or the application thereof to any party hereto or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to any other party thereto or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         19. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages or at such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate confirmation is received,
(ii) if given by mail, 3 Domestic Business Days after such communication is deposited in the mail, with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 19.

         20. Time is of the Essence. Time is of the essence in this Agreement.

         21. Interpretation. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         22. The Agent Not Joint Venturer. Neither this Agreement nor any agreements, instruments, documents or transactions contemplated hereby shall in any respect be interpreted, deemed or construed as making the Agent a partner or joint venturer with Borrower or as creating any similar relationship or entity, and Borrower agrees that it will not make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving the Agent and Borrower.

         23. Jurisdiction. Borrower agrees that any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Georgia or the United States of America for the Northern District of Georgia, Atlanta Division, all as the Agent may elect. By execution of this Agreement, Borrower hereby submits to each such jurisdiction, hereby expressly waiving whatever rights may correspond to it by reason of its present or future domicile. Nothing herein shall affect the right of the Agent to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction or to serve process in any manner permitted or required by law.

         24. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia and shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

         25. Counterparts. This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

                         [Signatures on Following Page]

         IN WITNESS WHEREOF, Borrower has caused this Agreement to be duly executed under seal as of the date first above written.

"Borrower"

AVONDALE MILLS, INC.                                (SEAL)


By:
   -------------------------------------------
         Title:

Avondale Mills, Inc.
506 South Broad Street
Monroe, Georgia 30655
Attention:  Vice Chairman and Chief Financial
Telecopier number: 770-267-2543
Confirmation number: 770-267-2226


ACCEPTED AND AGREED:
-------------------

WACHOVIA BANK, NATIONAL ASSOCIATION,
in its capacity as Agent


By:
   -------------------------------------------
         Title:

Wachovia Bank, National Association
NC0760, 5th Floor, 301 South College Street
Charlotte, NC 28288-0760
Attention:  Roger Pelz
Telecopier number:  704-374-6319
Telephone number:  704-374-6060


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